Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Wednesday, April 30, 2014		bob.lougee@usamobility.com

USA Mobility Reports First Quarter Operating Results;
Board Declares Regular Quarterly Dividend

Wireless and Software Revenue Remains Strong
Software Bookings Increase, Backlog Nears Record High

Springfield, VA (April 30, 2014) - USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the first quarter ended March 31, 2014. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 25, 2014 to stockholders of record on May 22, 2014.
Consolidated revenue for the first quarter was $50.1 million, compared to $53.1 million in the first quarter of 2013. Software revenue was $15.8 million versus $14.4 million in the year-earlier quarter. Wireless revenue was $34.3 million in the first quarter, compared to $38.8 million in the first quarter of 2013.
First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $12.1 million, or 24.2 percent of revenue, compared to $15.5 million, or 29.3 percent of revenue, in the year-earlier quarter.
Net income for the first quarter was $4.9 million, or $0.22 per fully diluted share, compared to $6.9 million, or $0.32 per fully diluted share, in the first quarter of 2013.
Key results and highlights for the first quarter included:

•	Bookings for the first quarter increased to $16.9 million from $14.3 million in the first quarter of 2013, representing a new company record for first quarter bookings.

•	Backlog increased to $41.4 million at March 31, 2014, compared to $40.2 million a year earlier.

•
Of the $15.8 million in Software revenue for the first quarter, $8.4 million was operations revenue and $7.4 million was maintenance revenue, compared to $7.6 million and $6.8 million, respectively, of the $14.4 million in Software revenue for first quarter of 2013.

•	The renewal rate for software maintenance in the first quarter was 99.4 percent.

•
The annual rate of Wireless revenue erosion improved to 11.4 percent from 12.4 percent in the first quarter of 2013, while the quarterly rate of revenue erosion was 4.1 percent versus 2.9 percent in the year-earlier quarter.

•
Net paging unit losses were 49,000 in the first quarter versus 35,000 in the first quarter of 2013. The annual rate of paging unit erosion was 10.3 percent in the first quarter, compared to 8.5 percent in the year-ago quarter, while the quarterly rate of unit erosion was 3.5 percent versus 2.3 percent a year earlier. Units in service at March 31, 2014 totaled 1,327,000, compared to 1,480,000 at March 31, 2013.

•	Total paging ARPU (average revenue per unit) was $8.11 in the first quarter, compared to $8.15 in the fourth quarter and $8.25 in the first quarter of 2013.

•	Operating expenses (excluding depreciation, amortization and accretion) totaled $38.0 million in the first quarter, compared to $37.6 million in the first quarter of 2013.

•	Capital expenses were $2.6 million, compared to $2.3 million in the first quarter of 2013.

•	Dividends paid to stockholders totaled $2.7 million in the first quarter.

•	The Company’s cash balance at March 31, 2014 was $91.6 million.

•	The number of full-time equivalent employees at March 31, 2014 totaled 624, compared to a total of 656 at March 31, 2013.
Vincent D. Kelly, president and chief executive officer, said: “We started the year on a strong note, meeting or exceeding our expectations on virtually all performance metrics, and continued the positive momentum we established at year-end 2013. Software revenue and bookings increased from the year-earlier quarter and represented a first quarter record high, while the backlog rose to $41.4 million. At the same time, our sales teams continued to perform well, achieving our targets for gross additions, revenue and average revenue per unit (ARPU). Overall, we continued to operate profitably, expanded our market reach and product offerings, strengthened our balance sheet, and generated sufficient cash flow to again return capital to stockholders in the form of cash dividends.”
Commenting on Software revenue, Kelly said: “Compared to the first quarter of 2013, operations revenue grew 10.6 percent, maintenance revenue increased 9.1 percent, and total Software revenue of $15.8 million was up 9.9 percent. Growth in operations revenue primarily reflected an increase in deliverables of software, hardware and professional services while growth in maintenance revenue reflected our continued success in achieving renewal rates in excess of 98 percent. Also, total bookings remained strong in the first quarter, and we achieved the highest level of first quarter operations bookings in the Company’s history. Notwithstanding difficult winter conditions affecting travel and meeting schedules, our sales team recorded a number of sizable contracts and continued to build a solid pipeline of new business leads.”

Kelly added: “Customer demand remained strong for such software solutions as critical smartphone communications, secure texting, contact center optimization, emergency management, and clinical alerting - which, for example, allows hospital clinicians to respond more quickly to system-generated updates on a patient’s status. Software sales activity remained strongest in North America. However, we also added a major new hospital account in Australia and continued to make inroads in other international markets. In addition, we continued to see an increasing number of requests from existing customers for add-on solutions, including a hospitality customer in China which is expanding a large call center.”
Kelly said the Company continued to focus primarily on the core market segments of Healthcare, Government and Large Enterprise for its paging services during the quarter. “These core segments represented approximately 93 percent of our direct subscriber base and 89.5 percent of our direct paging revenue at the end of the quarter. Healthcare comprised 75.3 percent of our direct subscriber base at March 31st and continued to be our best performing market segment with the highest level of gross placements. Despite a modest uptick in unit churn for the quarter, and ongoing competitive pressures in the industry, we were pleased the vast majority of our customers continued to recognize the reliability and cost advantages of paging for their most critical messaging needs.”

Kelly also noted that collaborative efforts between our sales representatives yielded six new cross-selling accounts during the first quarter.
Shawn E. Endsley, chief financial officer, said the Company’s first quarter operating performance was “in line with our overall expectations. Strong revenue from both Wireless and Software, combined with continued expense management, contributed to solid operating cash flow and EBITDA for the quarter,” he noted. “In addition, we improved our balance sheet, recording a cash balance of $91.6 million at March 31st. We also continued to operate as a debt-free company, and currently have approximately $40 million in available borrowing capacity through our credit facility.”
Endsley said the Company is maintaining its previously announced financial guidance for 2014, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $147 million to $156 million, and capital expenses to range from $7 million to $9 million.
USA Mobility’s Annual Meeting of Stockholders will be held at 9:00 am ET on Wednesday, May 28, 2014 at The Westin Alexandria, 400 Courthouse Square, Alexandria, Virginia.
* * * * * * * * *

USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Thursday, May 1, 2014. Dial-in numbers for the call are 646-254-3366 or 877-280-2342. The pass code for the call is 1052207. A replay of the call will be available from 1:00 p.m. ET on May 1 until 1:00 p.m. on Thursday, May 15. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 1052207.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of integrated wireless and software communications solutions. As a single-source provider, the Company operates the largest one-way paging and advanced two-way paging networks in the United States, providing wireless connectivity solutions to the healthcare, government, large enterprise and emergency response sectors. It also offers mobile voice and data services through Sprint and T-Mobile, including BlackBerry® smartphones and GPS location applications. In addition, USA Mobility provides mission critical unified communications software solutions nationally and internationally to healthcare, hospitality, education, business, government and public safety organizations, connecting people to each other and the data the need. Software solutions include critical smartphone communications, secure texting, contact center optimization, emergency management and clinical workflow improvement. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Revenue:
Wireless revenue	$34,351	$35,831	$37,067	$37,771	$38,779
Software revenue	15,768	18,854	12,602	14,497	14,351
Total revenue	50,119	54,685	49,669	52,268	53,130
Operating expenses:
Cost of revenue	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance	11,792	11,442	11,820	12,018	12,191
Selling and marketing	7,246	7,297	6,388	6,538	6,394
General and administrative	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	20	981	—	2	—
Depreciation, amortization and accretion	4,029	3,680	3,858	3,822	3,807
Total operating expenses	42,027	42,370	40,135	40,363	41,390
% of total revenue	83.9%	77.5%	80.8%	77.2%	77.9%
Operating income	8,092	12,315	9,534	11,905	11,740
% of total revenue	16.1%	22.5%	19.2%	22.8%	22.1%
Interest expense, net	(67)	(64)	(68)	(64)	(64)
Other income (expense), net	16	15	84	(75)	81
Income before income tax expense	8,041	12,266	9,550	11,766	11,757
Income tax expense	(3,151)	(4,251)	(3,788)	(4,938)	(4,832)
Net income	$4,890	$8,015	$5,762	$6,828	$6,925
Basic net income per common share	$0.23	$0.37	$0.27	$0.32	$0.32
Diluted net income per common share	$0.22	$0.36	$0.26	$0.31	$0.32
Basic weighted average common shares outstanding	21,638,198	21,633,706	21,629,289	21,644,281	21,688,153
Diluted weighted average common shares outstanding	22,037,796	21,969,756	21,919,238	21,827,149	21,904,862
Reconciliation of operating income to EBITDA (b):
Operating income	$8,092	$12,315	$9,534	$11,905	$11,740
Add back: depreciation, amortization and accretion	4,029	3,680	3,858	3,822	3,807
EBITDA	$12,121	$15,995	$13,392	$15,727	$15,547
% of total revenue	24.2%	29.2%	27.0%	30.1%	29.3%
Key statistics:
Units in service	1,327	1,376	1,408	1,445	1,480
Average revenue per unit (ARPU)	$8.11	$8.15	$8.22	$8.22	$8.25
Bookings	$16,921	$16,271	$17,302	$15,626	$14,253
Backlog	$41,396	$40,211	$43,831	$39,576	$40,183

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2014	12/31/2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$91,594	$89,075
Accounts receivable, net	20,331	18,084
Prepaid expenses and other	6,799	7,399
Inventory	1,989	2,221
Deferred income tax assets, net	3,051	3,389
Total current assets	123,764	120,168
Property and equipment, net	21,176	21,122
Goodwill	133,031	133,031
Other intangible assets, net	24,151	25,368
Deferred income tax assets, net	23,238	25,494
Other assets	1,652	1,715
Total assets	$327,012	$326,898
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$11,163	$9,885
Accrued compensation and benefits	9,329	13,919
Deferred revenue	23,459	23,023
Total current liabilities	43,951	46,827
Deferred revenue	804	862
Other long-term liabilities	9,102	9,259
Total liabilities	53,857	56,948
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	128,364	127,264
Retained earnings	144,789	142,684
Total stockholders' equity	273,155	269,950
Total liabilities and stockholders' equity	$327,012	$326,898

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2014	3/31/2013
Cash flows from operating activities:
Net income	$4,890	$6,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	4,029	3,807
Amortization of deferred financing costs	65	64
Deferred income tax expense	2,594	4,570
Amortization of stock based compensation	1,086	626
Provisions for doubtful accounts, service credits and other	340	405
Adjustments of non-cash transaction taxes	(115)	(132)
Gain on disposals of property and equipment	(2)	(1)
Changes in assets and liabilities:
Accounts receivable	(2,586)	984
Prepaid expenses and other assets	807	161
Accounts payable, accrued liabilities and accrued compensation and benefits	(3,675)	(1,236)
Customer deposits and deferred revenue	378	(503)
Net cash provided by operating activities	7,811	15,670
Cash flows from investing activities:
Purchases of property and equipment	(2,643)	(2,341)
Proceeds from disposals of property and equipment	58	1
Net cash used in investing activities	(2,585)	(2,340)
Cash flows from financing activities:
Cash dividends to stockholders	(2,707)	(2,682)
Net cash used in financing activities	(2,707)	(2,682)
Net increase in cash and cash equivalents	2,519	10,648
Cash and cash equivalents, beginning of period	89,075	61,046
Cash and cash equivalents, end of period	$91,594	$71,694
Supplemental disclosure:
Interest paid	$2	$4
Income taxes paid	$161	$168

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Cost of revenue
Payroll and related	$3,959	$3,609	$3,744	$3,743	$3,709
Cost of sales	1,917	2,726	1,992	2,133	1,890
Stock based compensation	81	74	64	49	49
Other	848	1,091	987	1,036	1,019
Total cost of revenue	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance
Site rent	4,015	3,972	4,142	4,237	4,235
Telecommunications	1,736	1,751	1,832	1,885	1,889
Payroll and related	4,594	4,296	4,577	4,589	4,698
Stock based compensation	39	32	59	20	20
Other	1,408	1,391	1,210	1,287	1,349
Total service, rental and maintenance	11,792	11,442	11,820	12,018	12,191
Selling and marketing
Payroll and related	4,098	3,717	3,917	3,919	3,840
Commissions	1,952	2,162	1,310	1,519	1,387
Stock based compensation	131	(24)	122	119	119
Other	1,065	1,442	1,039	981	1,048
Total selling and marketing	7,246	7,297	6,388	6,538	6,394
General and administrative
Payroll and related	4,796	4,802	4,696	5,074	5,414
Stock based compensation	835	763	700	441	438
Bad debt	86	262	274	265	275
Facility rent	922	719	883	839	844
Telecommunications	395	420	388	343	375
Outside services	1,762	1,811	1,927	1,606	2,560
Taxes, licenses and permits	1,064	1,358	1,106	1,166	1,233
Other	2,275	1,335	1,308	1,288	1,192
Total general and administrative	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	20	981	—	2	—
Depreciation, amortization and accretion	4,029	3,680	3,858	3,822	3,807
Operating expenses	$42,027	$42,370	$40,135	$40,363	$41,390
Capital expenditures	$2,643	$2,636	$2,504	$2,927	$2,341

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging units in service
Beginning units in service
Direct one-way	1,246	1,275	1,307	1,324	1,346
Direct two-way	69	70	73	73	75
Total direct	1,315	1,345	1,380	1,397	1,421
Indirect one-way	34	35	36	38	48
Indirect two-way	27	28	29	45	46
Total indirect	61	63	65	83	94
Total beginning units in service	1,376	1,408	1,445	1,480	1,515
Gross placements
Direct one-way	34	32	40	49	39
Direct two-way	4	3	3	5	3
Total direct	38	35	43	54	42
Indirect one-way	—	1	1	1	1
Indirect two-way	1	—	—	—	—
Total indirect	1	1	1	1	1
Total gross placements	39	36	44	55	43
Gross disconnects
Direct one-way	(80)	(61)	(72)	(66)	(61)
Direct two-way	(4)	(4)	(6)	(5)	(5)
Total direct	(84)	(65)	(78)	(71)	(66)
Indirect one-way	(4)	(2)	(2)	(3)	(11)
Indirect two-way	—	(1)	(1)	(16)	(1)
Total indirect	(4)	(3)	(3)	(19)	(12)
Total gross disconnects	(88)	(68)	(81)	(90)	(78)
Net loss
Direct one-way	(46)	(29)	(32)	(17)	(22)
Direct two-way	—	(1)	(3)	—	(2)
Total direct	(46)	(30)	(35)	(17)	(24)
Indirect one-way	(4)	(1)	(1)	(2)	(10)
Indirect two-way	1	(1)	(1)	(16)	(1)
Total indirect	(3)	(2)	(2)	(18)	(11)
Total net change	(49)	(32)	(37)	(35)	(35)
Ending units in service
Direct one-way	1,200	1,246	1,275	1,307	1,324
Direct two-way	69	69	70	73	73
Total direct	1,269	1,315	1,345	1,380	1,397
Indirect one-way	30	34	35	36	38
Indirect two-way	28	27	28	29	45
Total indirect	58	61	63	65	83
Total ending units in service	1,327	1,376	1,408	1,445	1,480

(a) Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging ARPU
Direct one-way	$7.59	$7.60	$7.64	$7.67	$7.73
Direct two-way	18.91	19.43	19.93	19.95	20.41
Total direct	8.19	8.23	8.29	8.33	8.40
Indirect one-way	8.22	8.68	8.90	8.97	8.22
Indirect two-way	4.32	3.97	3.97	3.89	3.76
Total indirect	6.37	6.47	6.57	6.31	5.85
Total one-way	7.60	7.63	7.68	7.71	7.74
Total two-way	14.70	14.90	15.20	14.40	13.96
Total paging ARPU	$8.11	$8.15	$8.22	$8.22	$8.25
Gross disconnect rate (b)
Direct one-way	(6.4)%	(4.7)%	(5.6)%	(5.0)%	(4.6)%
Direct two-way	(5.6)%	(6.4)%	(7.9)%	(6.7)%	(6.6)%
Total direct	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Indirect one-way	(8.2)%	(6.1)%	(6.3)%	(7.4)%	(23.6)%
Indirect two-way	(2.3)%	(5.7)%	(4.8)%	(34.0)%	(1.6)%
Total indirect	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total one-way	(6.5)%	(4.8)%	(5.6)%	(5.1)%	(5.2)%
Total two-way	(4.7)%	(6.2)%	(7.0)%	(17.3)%	(4.7)%
Total paging gross disconnect rate	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (c)
Direct one-way	(3.7)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Direct two-way	(0.6)%	(2.2)%	(3.6)%	(0.4)%	(1.9)%
Total direct	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Indirect one-way	(6.3)%	(3.9)%	(3.3)%	(4.7)%	(21.8)%
Indirect two-way	(1.9)%	(4.9)%	(4.1)%	(33.7)%	(1.3)%
Total indirect	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total one-way	(3.7)%	(2.2)%	(2.5)%	(1.4)%	(2.4)%
Total two-way	(1.0)%	(3.0)%	(3.8)%	(13.3)%	(1.6)%
Total paging net loss rate	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Gross placement rate (b)
Healthcare	3.1%	2.9%	3.3%	4.5%	3.4%
Government	1.9%	1.5%	1.7%	2.3%	1.6%
Large enterprise	2.9%	3.0%	4.3%	2.4%	2.1%
Other	2.1%	1.7%	2%	1.5%	1.8%
Total direct	2.9%	2.7%	3.1%	3.8%	3.0%
Total indirect	1.2%	1.5%	1.9%	1.4%	1.0%
Total	2.8%	2.7%	3.1%	3.7%	2.9%
Gross disconnect rate (b)
Healthcare	(6.5)%	(4.5)%	(5.2)%	(4.4)%	(3.9)%
Government	(5.6)%	(4.7)%	(7.9)%	(7.1)%	(5.9)%
Large enterprise	(5.4)%	(6.4)%	(6.0)%	(6.7)%	(7.0)%
Other	(6.5)%	(6.5)%	(6.5)%	(7.4)%	(7.3)%
Total direct	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Total indirect	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (b)
Healthcare	(3.5)%	(1.5)%	(1.9)%	—%	(0.5)%
Government	(3.6)%	(3.2)%	(6.3)%	(4.6)%	(4.3)%
Large enterprise	(2.5)%	(3.3)%	(1.6)%	(4.2)%	(4.9)%
Other	(4.4)%	(4.8)%	(4.5)%	(5.9)%	(5.5)%
Total direct	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Total indirect	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%
End of period units in service % of total (b)
Healthcare	72.0%	71.9%	71.4%	70.9%	68.4%
Government	8.6%	8.6%	8.8%	9.1%	10.1%
Large enterprise	8.2%	8.1%	8.2%	8.1%	8.3%
Other	6.8%	7.0%	7.1%	7.3%	7.6%
Total direct	95.6%	95.6%	95.5%	95.4%	94.4%
Total indirect	4.4%	4.4%	4.5%	4.6%	5.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Account size ending units in service (000's)
1 to 3 units	41	43	45	47	49
4 to 10 units	24	25	26	28	29
11 to 50 units	57	61	64	67	71
51 to 100 units	41	42	43	45	47
101 to 1,000 units	282	287	293	305	321
>1,000 units	824	857	874	888	880
Total	1,269	1,315	1,345	1,380	1,397
End of period units in service % of total direct
1 to 3 units	3.2%	3.2%	3.3%	3.4%	3.5%
4 to 10 units	1.9%	1.9%	2.0%	2.0%	2.1%
11 to 50 units	4.5%	4.6%	4.8%	4.8%	5.1%
51 to 100 units	3.2%	3.2%	3.2%	3.2%	3.4%
101 to 1,000 units	22.3%	21.9%	21.8%	22.1%	23.0%
>1,000 units	64.9%	65.2%	64.9%	64.5%	62.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.9)%	(4.4)%	(4.6)%	(5.1)%	(4.8)%
4 to 10 units	(4.1)%	(3.8)%	(5.3)%	(5.3)%	(6.0)%
11 to 50 units	(5.3)%	(4.4)%	(3.9)%	(6.4)%	(4.8)%
51 to 100 units	(1.2)%	(3.5)%	(2.8)%	(5.3)%	(4.0)%
101 to 1,000 units	(1.7)%	(1.7)%	(4.0)%	(5.0)%	(3.9)%
>1,000 units	(4.0)%	(1.8)%	(1.7)%	1.1%	(0.2)%
Total	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Account size ARPU
1 to 3 units	$14.96	$14.98	$15.13	$15.12	$15.22
4 to 10 units	14.22	14.29	14.38	14.29	14.33
11 to 50 units	12.07	11.96	12.06	11.96	12.06
51 to 100 units	10.27	10.34	10.66	10.42	10.47
101 to 1,000 units	8.76	8.89	8.85	8.84	8.84
>1,000 units	7.11	7.11	7.17	7.19	7.23
Total	$8.19	$8.23	$8.29	$8.33	$8.40
Cellular:
Number of activations	281	690	970	799	925
Revenue from cellular services (000's)	$108	$129	$235	$163	$195

(a) Slight variations in totals are due to rounding.